UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The following information is being provided by United States Cellular Corporation (“U.S. Cellular”) relating to its 5.5% ownership interest in the Los Angeles SMSA Limited Partnership (“LA Partnership”).

U.S. Cellular has been notified by the general partner of the LA Partnership that the LA Partnership entered into a capital lease with the general partner related to an Advanced Wireless Services spectrum license covering the LA Partnership’s market; such license was acquired by the general partner’s parent in the most recent Federal Communications Commission auction.  The lease resulted in a one-time charge to the LA Partnership and a corresponding amount payable to the general partner.  The general partner advised U.S. Cellular that cash distributions to the partners will be suspended until the amount payable to the general partner has been paid.

Based on the notice received from the general partner, U.S. Cellular expects that it will not receive a cash distribution from the LA Partnership in 2015.  U.S. Cellular currently expects that it might receive a cash distribution in the latter half of 2016, although the amount of any such distribution is uncertain.  As disclosed in U.S. Cellular’s Annual Report on Form 10-K for the year ended December 31, 2014, U.S. Cellular received cash distributions of $60.5 million, $71.5 million and $66.0 million from the LA Partnership in 2014, 2013 and 2012, respectively.

A decrease in distributions from the LA Partnership does not affect the calculation of Adjusted EBITDA or Operating Cash Flow.  Although U.S. Cellular’s Cash flows from operating activities and Free Cash Flow in 2015 and 2016 will include lower cash flows from the LA Partnership compared to prior years, U.S. Cellular has cash on hand and sources of financing, as disclosed in its Annual Report on Form 10-K for the year ended December 31, 2014 and its Current Report on Form 10-Q for the period ended March 31, 2015, that U.S. Cellular believes are adequate to meet its day-to-day operating needs. Also, the lower cash flows from the LA Partnership are not expected to result in non-compliance under its revolving credit agreement or term loan.

U.S. Cellular last provided estimated guidance based on management’s views as of May 1, 2015.  Such guidance should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	June 15, 2015

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement